Exhibit 10.1

SECURITIES  PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is made as of the___th day of January 2011, by and between New Leaf Brands, Inc., a Nevada corporation (the “Company”), and each of the purchasers listed on the signature pages hereto (collectively, the “Investors”).

WHEREAS, in connection with an offering of securities by the Company in which Hudson Securities, Inc. (“Placement Agent”) is acting as exclusive placement agent (the “Offering”), the Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Purchase and Sale of Units. On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, each Investor hereby agrees to purchase and the Company hereby agrees to sell and issue the number of units (“Units”) set forth on the Investor’s signature page hereto. Each Unit shall consist of (a) one share of the Company’s Series K 10% Convertible Preferred Stock (“Preferred Stock”) having the rights, preferences and designations provided for in the certificate of designation attached as Exhibit A hereto (the “Certificate of Designation”), (b) a five year warrant to purchase 83,333.33 shares of the Company’s common stock par value $.001 per share (“Common Stock”), in the form of Exhibit B hereto (“Series X Warrant”), (c) a warrant to purchase 83,333.33 shares Common Stock expiring 45 days following the effectiveness of the Registration Statement, as defined in the Registration Rights Agreement defined below, in the form of Exhibit C hereto (“Series Y Warrant”) and (d) a five year warrant to purchase 166,666.66 shares of the Company’s Common Stock, exercisable if an Investor’s Series Y Warrants have been fully exercised, in the form of Exhibit D hereto (“Series Z Warrant”). The Series X Warrant, the Series Y Warrant and the Series Z Warrant are hereinafter collectively referred to as the “Warrants”. A Unit is solely a defined grouping of one share of Preferred Stock and Warrants and is not itself a separate security. The purchase price per Unit shall be $25,000. The Company will sell, in aggregate, a minimum of $1,200,000 and a maximum of $5,000,000 of Units. Units shall be sold at an initial Closing (as defined) and additional Units may be sold at additional Closings from time to time thereafter through January 31, 2011, unless such date shall be extended by the Company and the Placement Agent. Investors shall have the registration rights set forth in the registration rights agreement in the form of Exhibit E hereto (the “Registration Rights Agreement”) with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock (“Conversion Shares”) and shares of Common Stock issuable upon exercise of the Warrants (“Warrant Shares”).

2. The Closings. Subject to the conditions set forth below, the purchase and sale of the Units shall take place at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, on the date hereof or at such other time and place as the Company and the Investors participating in such Closing mutually agree (each a “Closing” and the date of such Closing, the “Closing Date”).

3.Deliveries.

3.1 Company Deliveries. On or prior to each Closing Date, the Company shall deliver or cause to be delivered to each Investor participating at the Closing the following:

(a)  this Agreement duly executed by the Company;

(b)  such number off shares of Preferred Stock set forth on the  Investor’s signature page hereto, comprising part of the Units being purchased by such Investor, registered in the name of such Investor;

(c) the Registration Rights Agreement, duly executed by the Company;

(d) Warrants comprising part of the Units being purchased by such Investor, registered in the name of such Investor;

(e) a lock-up agreement, substantially in the form of Exhibit F hereto, duly executed by each executive officer and director of the Company;

(f) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 5.3 as adopted by the Company’s Board of Directors; and (ii) the Certificate of Incorporation and the Bylaws of the Company, each as in effect at such Closing, provided that, at any Closing after the initial Closing, the Company shall not be required to attach copies of the Certificate of Incorporation or Bylaws, except in the event that either document has been amended or otherwise modified since the immediately preceding Closing;

(g) a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying that the representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect (defined below), which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

(h) a legal opinion of Company counsel, substantially in the form of Exhibit G;

(i) a recent (i.e., dated within five (5) days prior to the Closing Date) good standing certificate regarding the Company from the office of the Secretary of State of the State of Nevada.

3.2 Investor Deliveries. On or prior to the Closing Date, each Investor participating in the Closing shall deliver or cause to be delivered to the Company the following:

(a)  this Agreement duly executed by such Investor;

(b)  such Investor’s aggregate purchase price for the Units (“Aggregate Purchase Price”) by wire transfer to the account as specified in the Closing Escrow Agreement;

(c)  an executed IRS Form W-9 or other similar form;

(d)  the Registration Rights Agreement, duly executed by the Investor;

(e)  the Investor Questionnaire Packet being provided to each investor  by the Placement Agent; and

(f) at any Closing that occurs after the date as of which the Investor executed this Agreement, a certificate, executed by the Investor, dated as of the Closing Date, certifying that the representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date).

4.Closing Conditions.

4.1 Conditions to the Company’s Obligations. The obligations of the Company hereunder in connection with the Closing with respect to each Investor are subject to the following conditions being met:

(a) the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or a Material Adverse Effect qualifier, which shall be true and correct in all respects) when made and on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) of the representations and warranties of each Investor contained herein;

(b) all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed;

(c) the delivery by each Investor of the items set forth in Section 3.2 of this Agreement;

(d) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement;

(e)  the delivery by each Investor of its Aggregate Purchase Price; and

(f)  the earn out agreement amendment in the form of Exhibit H hereto  between the Company and Eric Skae (“Skae Earn-Out Agreement Amendment”) shall be executed by the parties thereto.

4.2 Conditions to Investor’s Obligations. The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(a) the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or a Material Adverse Effect qualifier, which shall be true and correct in all respects) when made and on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) of the representations and warranties of the Company contained herein;

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(c) the delivery by the Company of the items set forth in Section 3.1 of this Agreement

(d) The Company shall have filed the Certificate of Designation with the Secretary of State of Nevada and shall have provided the Investors with a certified copy of such filing;

(e) the Company shall have obtained the Required Consents (as hereinafter defined), if any, and shall have provided the Investors with true and correct copies thereof;

(f) all outstanding senior secured, original issue discount and demand note debt obligations of the Company identified on Schedule 4.2, shall have been converted into the Company’s equity securities, by the terms thereof or otherwise;

(g)the Skae Earn-Out Agreement Amendment shall be executed by the parties thereto;

(h) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement;

(i) nothing shall have occurred or been discovered prior to the Closing Date that would reasonably be expected, either individually or collectively, to have a materially adverse effect on the business, operations, financial condition, prospects or assets of the Company or its Subsidiaries (a “Material Adverse Effect”); and

(j) prior to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (“Commission”) or the OTC Bulleting Board, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any United States trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Placement Agent makes it impracticable or inadvisable to purchase the Units at the Closing.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that as of the date hereof and on the Closing Date:

5.1 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 5.1 (each a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns all of the capital stock or other equity interests of each Subsidiary free and clear of any mortgages, liens, hypothecations and encumbrances (collectively, the “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

5.2 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.

5.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Preferred Stock and the Warrant and the other documents contemplated hereunder and thereunder (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.4 No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the sale and issuance of the Units and the consummation by the Company of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, (iii) result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or (iv) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any trading market, court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the regulations of any trading market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

5.5 Filings, Consents and Approvals. Except as set forth on Schedule 5.5 (the “Required Consents”), no consent, approval, waiver, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency or trading market or any other person on the part of the Company is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as have been duly, validly and lawfully made prior to the date hereof.

5.6 Issuance of Units. The Preferred Stock and Warrants comprising the Units are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. When issued, the Preferred Stock and Warrants will be free and clear of all Liens except for restrictions on transfer provided for in the Transaction Documents and except as imposed by law. When the Warrant Shares are issued in accordance with the Warrants and/or the Conversion Shares are issued upon conversion of the Preferred Stock (“Conversion Shares”), such shares will be duly authorized and, when paid for in accordance with the applicable Transaction Documents, validly issued, fully paid and nonassessable, and free and clear of all Liens except for restrictions on transfer provided for in the Transaction Documents and except as imposed by law. The Company has reserved from its duly authorized capital stock all of the Warrant Shares and all of the Conversion Shares.

5.7 Capitalization. The authorized capital of the Company is as described in the Company’s SEC Reports (as defined in Section 5.8, below). Except as set forth on Schedule 5.7, the Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (“Exchange Act”), in which such capitalization is fully described. Except as set forth on Schedule 5.7, no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specifically set forth in the SEC Reports or on Schedule 5.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 5.7, the issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors under the terms of the Preferred Stock and Warrants) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder not already obtained, the Company’s Board of Directors or others is required for the issuance and sale of the Units. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries that entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

5.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (“Securities Act”), if applicable, and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein (“SEC Reports”), since September 9, 2010 on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, but fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and except as such financial statements may be limited or qualified by the going concern opinion contained therein.

5.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or as set forth on Schedule 5.9: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) that would be required to be disclosed on the Company’s balance sheet in conformity with GAAP and are not disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses (x) which represent ordinary course short-term bank borrowings or (y) which otherwise, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or stock purchase plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Units contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company on a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made or deemed made. “Affiliate” means any individual, corporation, limited liability company, partnership, trust or any other organization or entity (each, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act

5.10 Litigation. Except as disclosed in the SEC Reports, there is no legal or regulatory trial, action, hearing or other proceeding pending or, to the knowledge of the Company, threatened (collectively, the “Actions”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Units or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the knowledge of the Company, there is not pending or contemplated, any formal investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) is in violation of any judgment, decree, or order of any court, arbitrator or governmental body. To the best of their knowledge, the Company and its Subsidiaries (i) are, and at all times have been, in full compliance with all statutes, rules, ordinances, regulations, or guidance applicable to the Company and the Subsidiaries including, without limitation, all foreign, federal, state and local laws applicable to their respective businesses or relating to taxes, environmental protection, occupational health and safety, employment and labor matters and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export, disposal, quality or safety of any product manufactured or distributed by the Company (collectively, “Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Approvals”); (iii) possess all material Approvals and such Approvals are valid and in full force and effect and are not in violation of any term of any such Approvals; (iv) have received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Approvals and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Approvals and the Company has no knowledge that any such Governmental Authority is considering such action; and (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Approvals and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

5.13 Title to Assets. Neither the Company nor the Subsidiaries own any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property (other than to the extent security interests granted to lenders may require repayment prior to sale) and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

5.14 Patents and Trademarks. The Company and the Subsidiaries have all necessary trademarks, service marks, trade secrets, copyrights, patents, formulae and know how (collectively, the “Intellectual Property Rights”) to conduct its business as presently contemplated. Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights have expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable to the extent rights of such type are generally enforceable at law and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

5.15 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.16 Transactions With Affiliates and Employees. Except for the Skae Earn-Out Agreement Amendment and as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has an interest, or is an officer, director, trustee or partner, other than for: (i) payment of salary (in cash or in kind) or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

5.17 Sarbanes-Oxley; Internal Accounting Controls. Except as may be set forth in any SEC Report: (i) the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date: (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

5.18 Certain Fees. Except as set forth on Schedule 5.18, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

5.19 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Investors as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. The Company has offered the Units for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

5.20 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

5.21 Registration Rights. Other than the rights being granted to the Investors hereunder, and as set forth on Schedule 5.21, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

5.22 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Units hereunder does not contravene the rules and regulations of the trading market on which the Company’s Common Stock is listed or quoted.

5.23 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made to it any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

5.24 No Integration of Offering. Assuming the accuracy of the Investors’ representations and warranties set forth herein, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings and result in the unavailability of Regulation D as so integrated.

5.25 Solvency. The Company is or will be with the proceeds of the Offering able to pay its debts as they come due. Except as may be disclosed in any SEC Report, neither the Company nor any Subsidiary is in default with respect to any indebtedness.

5.26 Tax Status. The Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

5.27 Regulation M Compliance. The Company has not, and, to the knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Units, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Units.

6. Representations and Warranties of each Investor. Each Investor hereby represents, warrants and covenants solely for itself that:

6.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

6.2 No Public Sale or Distribution. The Investor (i) is acquiring the Preferred Stock and the Warrants and (ii) upon conversion of the Preferred Stock and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the Securities Act. The Investor is acquiring the Units hereunder in the ordinary course of its business. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof to sell, transfer, pledge, assign or otherwise distribute any of the Preferred Stock or Warrants.

6.3 Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Units, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Units including the risk of loss of the entire investment.

6.4 Reliance on Exemptions. The Investor understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in significant part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Units.

6.5 Information. The Investor has reviewed the SEC Reports and the risk factors set forth therein. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Units involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Units and the transactions contemplated by this Agreement.

6.6 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units nor have such authorities passed upon or endorsed the merits of the offering of the Units.

6.7 Transfer or Resale. The Investor understands that: (i) the Preferred Stock the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities or “blue sky” laws, constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act, and may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such Preferred stock, Warrants and/or shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company and its legal counsel, upon the Company’s request, which request shall be at the Company’s sole discretion, with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an “underwriter” (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided herein.

6.8 Legends. The Investor understands that the certificates or other instruments representing the Preferred Stock and the Warrants and, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legends as required by applicable state securities or “blue sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, unless otherwise required by state securities or “blue sky” laws, at such time as (i) such securities are registered for resale under the Securities Act of 1933, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the securities may be made without registration under the Securities Act, or (iii) such holder provides the Company and its legal counsel, upon the Company’s request, which request shall be at the Company’s sole discretion, with reasonable assurance in writing that the securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

6.9 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.10 Residency. The Investor is a resident of that jurisdiction specified below its address on the Investor’s signature page hereto.

6.11 No Limitation. The Investor is not subject to or bound by any agreement, order of court or similar legal restriction which would prevent or materially restrict Investor’s performance hereunder.

7.Indemnification.

7.1 Indemnification by the Company. The Company agrees to indemnify, hold harmless, reimburse and defend each Investor, and its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Investor relating hereto. Notwithstanding anything herein to the contrary, in no event shall the Company be liable to an Investor (in the aggregate) for more than the aggregate purchase price for the Units paid by the Investor.

8.Other Agreements

8.1 Listing of Common Stock. The Company shall use its best efforts to maintain the listing or quotation of the Common Stock on a Trading Market (defined below). If the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as practicable. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of the Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board of The Pink Sheets operated by Pink OTC Markets (or any successors to any of the foregoing).

8.2Subsequent Equity Sales.

(a) Unless otherwise agreed to in writing by the holders of a majority in interest of the Preferred Stock, until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any security of the Company or any Subsidiary that entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, registered Common Stock (“Common Stock Equivalents”); provided, however, that the thirty (30) day period set forth in this Section 8.2 shall be extended for the number of trading days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement (as defined in the Registration Rights Agreement) is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of any of the Registrable Securities (as defined in the Registration Rights Agreement). “Effective Date” means the earlier of the date that (a) all of the Registrable Securities have been registered for resale by the holders thereof pursuant to a registration statement(s) declared effective by the SEC and (b) all of the Registrable Securities have been sold pursuant to Rule 144 or (except to the extent any such Registrable Securities are then held by an Affiliate of the Company) may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions. Notwithstanding the foregoing, this Section 8.2(a) shall not apply in respect of an issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any existing stock or option plan or any future stock option plan duly adopted for such purpose, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of assets in or used in a business synergistic with the business of the Company and such acquisition or strategic transaction shall be likely to provide to the Company additional benefits other than the investment of funds, and shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, except for strategic financings by a beverage industry manufacturer, marketer, developer or distributor or (ii) to an entity whose primary business is investing in securities.

(b) Unless otherwise agreed to in writing by the holders of a majority in interest of the Preferred Stock for a period of twelve (12) months from the Effective Date, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but not including adjustments pursuant to conventional anti-dilution adjustments for future issuances at a price below the conversion or exercise price of such security) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

8.3Participation in Future Financing.

(a) Until the date that is the twelve (12) month anniversary of the Closing Date, in the event the Company or any Subsidiary receives a good faith proposal for the Company or any Subsidiary to (i) issue Common Stock or Common Stock Equivalents for cash consideration or indebtedness (or a combination of units thereof) or (ii) obtain bank or other lender loans or financing (collectively, a “Subsequent Financing”), each Investor shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing; provided, however, that if such Subsequent Financing is a registered public offering, the Company shall offer each Investor the right to participate in such public offering if it is lawful for the Company to do so.

(b) At least ten (10) business days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it desires that the details of such financing be delivered to it for its review (such delivery being a “Subsequent Financing Notice”). Upon the request of a Investor made within two (2) business days following its receipt of the Pre-Notice, the Company shall promptly, but no later than one (1) business day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Investors have received the Subsequent Financing Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Investor as of such fifth (5th) business day, such Investor shall be deemed to have notified the Company that it does not elect to participate in the Subsequent Financing.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Investors have received the Subsequent Financing Notice, notifications by the Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Investors have received the Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Investors seeking to purchase more than the aggregate amount of the Participation Maximum, each such Investor shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the number of Units purchased on the Closing Date by a Investor participating in the Subsequent Financing pursuant to this Section 8.3 to (y) the sum of the aggregate Units purchased on the Closing Date by all Investors participating in the Subsequent Financing pursuant to this Section 8.3.

(f) The Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of participation set forth above in this Section 8.3 if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) business days of after the date of a Subsequent Financing Notice.

(g) Notwithstanding the foregoing, this Section 8.3 shall not apply in respect of (i) strategic financings approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, a beverage industry manufacturer, marketer, developer or distributor, (ii) a working capital line of up to $1,500,000 obtained from a bank or (ii) an underwritten public offering of Common Stock.

8.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Preferred Stock and Warrants as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Preferred Stock and Warrants for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

8.5 Registration Statement Review. At the initial Closing the Company shall pay Graubard Miller (“GM”) a flat fee of $10,000 for its review of the Registration Statement as provided for by the Registration Rights Agreement. GM shall be a third party beneficiary of this Agreement with respect to such payment.

8.6 Closing Escrow. The Placement Agent and the Company shall execute an escrow agreement with respect to such Investor’s Aggregate Purchase Price substantially in the form of Exhibit I hereto, with the escrow agent identified therein.

9.Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Units). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company to New Leaf Brands, Inc., One DeWolf Rd., Suite 208, Old Tappan, NJ 07675, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Hudson Securities, Inc., 488 Main Avenue, 2nd Floor, Norwalk, CT 06851, Attention: John C. Lipman, Managing Director, Fax #: (201) 798-5600, E-mail: alewin@hudsonsecurities.com, and Graubard Miller, 405 Lexington Avenue, 19th Floor, New York, New York, Attention: David A. Miller, Esq., Fax #: (212) 818-8881, and N.I .Jacobs & Associates, 355 Lexington Avenue, New York, New York 10017, Fax #: (646) 219-3050, or (b) in the case of the Investor, to the address as set forth on the signature page or exhibit pages hereof or, in either case, at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

9.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor as to whom such change is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, each future holder of the Units and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

[COMPANY SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by an authorized signatory as of the date first indicated above.

NEW LEAF BRANDS, INC

By:
Name
Title

[INVESTOR SIGNATURE PAGES FOLLOW]

[INVESTOR SIGNATURE PAGE – INDIVIDUALS  ONLY.]

Name of Investor:______________________________	Aggregate Purchase Price:___________________________
Name of Joint_________________________________	No. of Units:______________________________________
Investor (if any):_______________________________
Telephone:___________________________________	IN WITNESS WHEREOF, the undersigned has/have caused this Securities Purchase Agreement to be duly executed as of the date first indicated above.
Address:____________________________________
Fax: ________________________________________	Signature:________________________________________
Email:_______________________________________	Print Name:_______________________________________
Send communications by: ☐ Mail ☐ Fax ☐ E-Mail	Signature:________________________________________
Occupation:___________________________________	Print Name: ______________________________________
Employer:____________________________________	Date:___________________________________________
Business Address:______________________________
Age:________________________________________
Social Security #: ______________________________

Check manner in which securities are to be held:

☐ Individual Ownership Tenant in Common

☐ Joint Tenants with Right of Survivorship Community Property

☐ Other (please indicate):

_______________________________________

[SIGNATURE PAGES FOR ADDITIONAL INVESTORS FOLLOW.]

[INVESTOR SIGNATURE PAGE – ENTITIES  ONLY.]

Name of Entity:_______________________________	Aggregate Purchase Price:
Address:___________________________________	No. of Units:
Fax:_______________________________________	IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first indicated above.
Email:_____________________________________	Signature:
Print Name:
Send communications by: Mail Fax E-Mail	Title:
Taxpayer Identification Number:	Date:

Check type of Entity:

Employee Benefit	Plan Trust
Limited Partnership	General Partnership
Trust	Corporation
Individual Retirement Account Limited Liability Company
Other (please indicate):

Date of formation:

State of formation:

Describe the business of the Entity:

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name	Position	Authority for thisinvestment

__________________________	______________________________	________________________________

[SIGNATURE PAGES  FOR ADDITIONAL INVESTORS FOLLOW.]

SCHEDULE  4.2

Company  Debt  Converted  to  Equity

1.
Secured notes with an aggregate original face amount of $1,500,000 bearing interest, which is payable at maturity, at 10% per annum originally scheduled to mature in September 2010, extended to January 21, 2011.

2.
Unsecured non-interest bearing notes issued at an original issuance discount of $177,818 maturing on the three month anniversary of their issuance date on December, 2010. Subsequently extended to January 21, 2011.

3.
Unsecured non-interest bearing notes issued at an original issuance discount of $36,136 maturing on the three month anniversary of their issuance date in January 2011. Subsequently extended to January 21, 2011.

4.	Unsecured note payable to O. Lee Tawes with a face amount of $150,000 bearing interest, payable at maturity, at 10% per annum originally scheduled to mature in June 2010. Extended to January 21,2011.

5.	Unsecured non-interest bearing note payable to Eric Skae with a face amount of $50,000 originally payable on demand, amended to be payable on demand after January 21, 2011.

6.
Unsecured note payable to O. Lee Tawes with a face amount of $50,000 bearing interest, payable at maturity, at 10% per annum originally payable on demand, amended to be payable on demand after January 21,2011.

7.	Unsecured note payable to O. Lee Tawes with a face amount of $300,000 bearing interest, payable maturity, at 15% per annum originally scheduled to mature in July 2010, extended to January 21, 2011.

8.	Unsecured non-interest bearing note payable to O.Lee Tawes issued at an original issuance discount of $27,273 maturing on the three month anniversary of its issuance date on January 21,2011.

Schedule  5.1

Subsidiaries

Baywood  New  Leaf  Acquisition,  Inc.
Nutritional  Specialties,  Inc.

Schedule  5.5

Filing of Form D with Securities and Exchange Commission and filing under applicable Blue Sky laws.

SCHEDULE  5.7

1 . Issuances of Stock since last SEC Report:
Name	Shares
John Parks	171,432
Shipps Revocable Trust "R" 3-10-92	57,144
Al Berman & Laurie Berman JTWROS	114,288
Andre Megdanis	28,572
Love Bottling	57,144
Debbie Ellman	28,572
Metro Beverage of Philadelphia	114,288
John Layfield	28,572
Brendan Donnelly	28,572
Raymond T. Schmidt and Connie A. Raffa, JTWROS	14,286
Ira H. Steinberg	17,143
Joseph S. Jacober	17,143
Michel D. Kacober	22,858
Joseph Moran	14,286
Arthur R. Steinberg	14,286
Classic Distributing and Beverage Group, Inc.	100,000
Robert J. Groux	240,000
Total	1,068,586

Note:  Robert  J.  Groux  was  assigned  the  stock  by Coast  Brands  Group  LLC

2.  Obligations  to  Issue  Securities:

In September and October 2010, pursuant to the Note and Warrant Purchase Agreement, dated September 20, 2010, the Company issued original issue discount notes (the “OID Notes”) to the following persons. Upon the Closing of at least $1,200,000 of Units, the OID Notes will automatically convert into shares of Preferred Stock and Warrants (X,Y & Z) as set forth below.

			Shares of
			Common
			Stock
		Shares of	Underlying
	Face Amount	Preferred	Preferred	Series X, Y &
Investor Name	of OID Note	Stock	Stock	Z Warrants
O. Lee Tawes	$235,294.12	9.41	1,568,333	3,137,255
Lorraine DiPaolo	$294,117.65	11.76	1,959,999	3,921,569
Yogesh Pandey	$882,352.94	35.29	5,881,666	11,764,706
Northeast Securities, Inc.	$58,823.53	2.35	391,666	784,314

Bibicoff Family Trust dtd 2/11/00	$58,823.53	2.35	391,666	784,314
Warberg Opportunistic Trading Fund,	$103,529.41	4.14	689,999	1,380,392
LP
MJ FIL Investments, LLC	$25,882.35	1.03	171,666	345,098
Options Opportunities Corp	$51,764.71	2.06	343,333	690,196
David Fishman	$58,823.53	2.35	391,666	784,314
Delaware Charter Guarantee & Trust	$11,764.71	0.47	78,333	156,863
Company TTEE FBO Leonard Asch
Delaware Charter Guarantee & Trust	$17,647.06	0.70	116,666	235,294
Company TTEE FBO Barry Crossman
Delaware Charter Guarantee & Trust	$11,764.71	0.47	78,333	156,863
Company TTEE FBO Donald Perl
Delaware Charter Guarantee & Trust	$35,294.12	1.41	234,999	470,588
Company TTEE FBO Mary Rowland
Micro Pipe Fund I, LLC	$235,294.12	9.41	1,568,333	3,137,255

In connection with the Closing, the Company will issue to the Placement Agent and its designees warrants for 6% of the aggregate and/or converted shares of common stock as are purchased or ultimately received by the Purchasers other than certain Purchasers with a prior relationship with the Company, and 3% of the aggregate fully diluted and/or converted shares of common stock as are purchased or ultimately received by those certain Purchasers with a prior relationship with the Company.

3.  Adjustments  to  Exercise  of  Outstanding  Warrants:

The Company has outstanding warrants that contain antidilution provisions triggered by subsequent equity sales at less than the current exercise price of such warrants. Such warrants are currently exercisable at $0.25 per share for an aggregate of 2,679,033 shares. The sale of the Units will cause these warrants to be adjusted so that they are exercisable at $0.15 per share for an aggregate of 4,465,055 shares.

Schedule  5.9

On or about January 13, 2011, Eric Skae and O. Lee Tawes, each a director of the Company, lent the company $20,000 and $75,000 respectively, pursuant to separate demand notes, with Mr. Skae’s note being interest-free and Mr. Tawes’ note bearing interest at 12% per annum.

Schedule  5.18
Certain  Fees

Fees  payable  to  Hudson  Securities  pursuant  to  engagement  letter,  dated  August  23,  2010.

SCHEDULE  5.21

The following persons have “piggyback” registration rights with respect to the following securities pursuant to the Note and Warrant Purchase Agreement, dated September 20, 2010, between the Company and the purchasers listed on Schedule A thereto.

		Registrable
		Shares
		Underlying
Description	Investor Name	Warrants
OID Note Investors	O. Lee Tawes	454,545
OID Note Investors	Lorraine DiPaolo	568,182
OID Note Investors	Yogesh Pandey	1,704,545
OID Note Investors	Northeast Securities, Inc.	113,636
OID Note Investors	Bibicoff Family Trust dtd 2/11/00	113,636
OID Note Investors	Warberg Opportunistic Trading Fund, LP	200,000
OID Note Investors	MJ FIL Investments, LLC	50,000
OID Note Investors	Options Opportunities Corp	100,000
OID Note Investors	David Fishman	113,636
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Leonard Asch	22,727
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Barry Crossman	34,091
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Donald Perl	22,727
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Mary Rowland	68,182
OID Note Investors	Micro Pipe Fund I, LLC	454,545
Placement Agent Warrants	Hudson Securities, Inc	252,088
Placement Agent Warrants	Frank Drazka	81,363
Placement Agent Warrants	John C. Lipman	66,688
Placement Agent Warrants	Ronald Pasternak	44,460
	Total	4,465,055

In addition, (i) the holders of the OID Notes are signing the Registration Rights Agreement with respect to the shares of Common Stock underlying the Preferred Stock and Warrants that they are receiving upon conversion of their OID notes and (ii) Hudson Securities, Inc. and its designees are signing the Registration Rights Agreement with respect to the warrants they are receiving in connection with the Closing, in each case as described under Item 2 of Schedule 5.7.

Except as indicated, the following persons have piggyback registration rights with respect to the following securities pursuant to the private placement of common stock and warrants with certain accredited investors commenced April 6, 2010.

Description	Investor Name	Registrable Shares
April Common StockPPM	John Parks	600,000
April Common StockPPM	Shipps Revocable Trust, "R" 3-10-92	200,000
April Common StockPPM	Alan Berman & Laurie Berman, JTWROS	400,000
April Common StockPPM	Andrew Megdanis	100,000
April Common StockPPM	Love Bottling	200,000
April Common StockPPM	Debbie Elman	100,000
April Common StockPPM	Metro Beverage of Philadelphia	400,000
April Common StockPPM	John Layfield	100,000
April Common StockPPM	Brendan Donnelly	100,000
	Raymond T. Schmidt and Connie A. Raffa,
April Common StockPPM	JTWROS	50,000
April Common StockPPM	Ira H. Steinberg	60,000
April Common StockPPM	Joseph S. Jacober	60,000
April Common StockPPM	Michel D. Jacober	80,000
April Common StockPPM	Joseph Moran	50,000
April Common StockPPM	Arthur R. Steinberg	50,000
	*Robert J. Groux	240,000
	Total	2,790,000
*Not originally a participant in the April PPM

EXHIBIT A

Certificate of  Designation

CERTIFICATE  OF  DESIGNATION

OF

SERIES  K  10%  CONVERTIBLE  PREFERRED  STOCK

OF

NEW  LEAF  BRANDS,  INC.

_______________________________

  Pursuant to Section 78.1955 of the
 Nevada Revised Statutes
______________________________

The undersigned, being the President and Chief Executive Officer of New Leaf Brands, Inc., a Nevada corporation (the “Company”), hereby certifies that, pursuant to the authority expressly vested in the board of directors (the “Board”) of the Company by the Articles of Incorporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Sections 78.1955 of the Nevada Revised Statutes, the Board has duly adopted the following resolutions.

WHEREAS, Article Four of the Articles of Incorporation authorizes the Company to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”); and

WHEREAS, pursuant to Article Four of the Articles of Incorporation, the Board is authorized to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, conversion features, restrictions and relative rights of each class or series of Preferred Stock and that the foregoing may be fixed and determined by resolution of the Board, without further amendment to the Articles of Incorporation;

NOW, THEREFORE,  IT  IS:

RESOLVED, that the Board hereby prescribes a new series of Preferred Stock, consisting of the number of shares set forth below, each of which shall rank equally with the others in all respects, and hereby fixes the voting powers, designations, preferences, conversion features, restrictions and relative rights of such series, as set forth below:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series K 10% Convertible Preferred Stock” (the “Series K Preferred Stock”). The par value of the Series K Preferred Stock shall be $0.001 per share and the number of shares constituting the Series K Preferred Stock shall be [1,000].

Section 2. Rank.

The Series K Preferred Stock shall, with respect to rights on dividends, liquidation, dissolution and winding up, rank senior to all classes of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and to each other class of share capital of the Company now existing or hereafter established by the Board, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series K Preferred Stock as to rights on dividends, liquidation, winding-up and dissolution of the Company (collectively referred to as the “Junior Securities”).

Section 3. Dividends and Distributions.

(a) The holders of shares of Series K Preferred Stock shall be entitled to receive dividends, on a cumulative basis, at an annual rate of 10% of (i) the Stated Value (as defined in Section 9) of a share of the Series K Preferred Stock, plus (ii) any due but unpaid dividends thereon.

(b) The Company may pay such dividends in cash or in shares of Series K Preferred Stock valued at the Stated Value.

(c) Dividends shall begin to accrue as to each share of Series K Preferred Stock on the date of issuance and shall continue to accrue daily thereafter, whether or not declared. Dividends shall be due and payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”). Each such dividend will be payable on each of the Dividend Payment Dates to the holders of record of shares of the Series K Preferred Stock, as they appear on the stock records of the Company at the close of business ten (10) business days prior to such Dividend Payment Date. Accrued but unpaid dividends on the Series K Preferred Stock shall be payable prior to the payment of any dividends on, and prior to any redemption or repurchase of, any Junior Security.

Section 4. Liquidation Preference.

(a) In the event of any Liquidation Event, as defined in Section 4(d), prior and in preference to any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of each share of Series K Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value (as defined in Section 9) of such shares on the date of distribution, and thereafter, shall participate pro ratably with the holders of Common Stock as if such holders of Series K Preferred Stock had converted all such Series K Preferred Stock into Common Stock.

(b) If, upon any payment or distribution in accordance with Section 4(a), the assets of the Company, or proceeds thereof, distributable shall be insufficient to pay in full the preferential amount aforesaid to the holders of the shares of Series K Preferred Stock, then the assets of the Company, or the proceeds thereof, shall be distributed among the holders of shares of Series K Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series K Preferred Stock if all amounts payable thereon were paid in full.

(c) A “Liquidation Event” shall mean (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company or (iii) any sale of equity interests, merger, reorganization or other transaction pursuant to which (y) the majority of the Company’s Board of Directors immediately prior to such event are not the majority of the Company’s Board of Directors immediately after such event or (z) any person or entity, or group of affiliated persons or entities, becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934), other than the Company’s existing officers, directors or their affiliates, of the majority of the outstanding voting stock of the Company immediately after such event.

Section 5. Conversion Rights.

(a) At the Option of the Holder.

(i) Subject to the provisions of this Section 5, each holder of Series K Preferred Stock shall have the right, at any time, at such holder’s option, to convert its Series K Preferred Stock, in whole or in part, into that number of shares of Common Stock determined by dividing the aggregate Liquidation Value of the shares of Series K Preferred Stock being converted as of the Effective Date (as defined in Section 5(a)(ii)) by $0.15, subject to adjustment as provided in this Certificate (the “Conversion Price”).

(ii) In order for any holder to exercise the conversion option set forth in Section 5(a)(i), such holder shall execute a conversion election and deliver it and the applicable certificate to the Company at its principal office, setting forth in the conversion election the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The conversion election shall be deemed to be effective upon receipt by the Company. If the conversion election is received by the Company after 3:00 p.m. New York City time on any day, it shall be deemed to be received the next following business day (in either case, the “Effective Date”). The Company shall, as soon as practicable, but not later than three

(3) business days after the date of receipt of the conversion election, issue and deliver to the location designated by such holder, the certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as a result of such conversion. The Person (as defined in Section 9) or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Effective Date of such conversion.

(b) At the Option of the Company.

(i) If the Market Price (as defined in Section 9) per share of the Common Stock is at least three hundred percent (300%) of the Conversion Price (the “Trigger Price”) for thirty (30) consecutive trading days (the “Trigger Price Period”) and at least 200,000 shares of Common Stock are traded during each trading day in such Trigger Price Period, the Company may elect to have all of the then outstanding Series K Preferred Stock (subject to the limitation set forth in Section 5(e)) converted into that number of shares of Common Stock determined in accordance with Section 5(a)(i).

(ii) Such election may be exercised by the Company only upon written notice to the holders of the Series K Preferred Stock delivered within ten (10) days of the end of the Trigger Price Period (the “Notice of Election”). The Notice of Election shall be given by the Company via registered or certified mail, return receipt requested, postage prepaid, or via a reputable overnight courier service guaranteeing next business day delivery, to each holder of record of the shares of Series K Preferred Stock at each holder’s address as the same appears on the stock register of the Company. Each such notice shall state: (A) the date fixed for the conversion, which shall be at least fifteen (15) days after the date of the Notice of Election, (B) the number of shares of Common Stock to be received upon surrender of such holder’s certificates for the Series K Preferred Stock and (C) the place or places where holders are to surrender the certificates representing the shares of Series K Preferred Stock in order to receive in exchange the shares of Common Stock. If, pursuant to Section 5(e), the Company may not convert all of a holder’s Series K Preferred Stock, such holder shall deliver to the place or places where holders are to surrender their certificates, along with the certificate or certificates for such holder’s Series K Preferred Stock, a written notice setting forth the extent to which its Series K Preferred Stock is convertible (the “Notice of Limitation”). Upon the date fixed for conversion, each certificate representing shares of Series K Preferred Stock shall be deemed to represent solely the right to receive that number of shares of Common Stock into which such shares of Series K Preferred Stock have been converted upon surrender of such certificate to the Company (subject to the limitation set forth in Section 5(e) and the preceding sentence).

(iii) Notwithstanding the foregoing, the Company may not elect to have the outstanding Series K Preferred Stock converted pursuant to Section 5(b)(i) unless, at the time of the Notice of Election and at the time fixed for conversion, there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering, and a current prospectus available for, the resale of the shares of Common Stock issuable upon conversion of the Series K Preferred Stock, or an exemption from registration under Rule 144 under the Securities Act would then be available without limitation on the volume or manner of sale (the “Registration Condition”).

(c) No Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of the Series K Preferred Stock, but in lieu of fractional shares, the Company shall, in its discretion, either round up to the nearest whole number of shares of Common Stock to be issued or pay the holder the Market Price of such fractional share as of the date of the conversion election in cash.

(d) Reservation of Shares. The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the maximum number of shares issuable upon conversion of the then outstanding shares of Series K Preferred Stock. All shares of Common Stock when issued upon conversion of shares of Series K Preferred Stock shall be validly issued, fully paid and nonassessable.

(e) Conversion Limitations. The Company shall not effect any conversion of Series K Preferred Stock, and neither the Company nor a holder of Series K Preferred Stock shall have the right to convert any Series K Preferred Stock, pursuant to Section 5(b) or 5(a), respectively, or otherwise, to the extent that after giving effect to the issuance of Common Stock upon such conversion, the holder of Series K Preferred Stock (together with the holder’s affiliates, and any other Persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the holder’s Series K Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series K Preferred Stock beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holders that the Company is not representing to the holders that such calculation is in compliance with Section 13(d) of the Exchange Act and the holders are solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(e) applies, the determination of whether the Series K Preferred Stock is convertible (in relation to other securities owned by the holder together with any affiliates) and to what extent the Series K Preferred Stock is convertible shall be in the sole discretion of the holder, and the submission of a conversion election or a Notice of Limitation shall be deemed to be the holder’s determination of whether the Series K Preferred Stock is convertible (in relation to other securities owned by the holder together with any affiliates) and to what extent the Series K Preferred Stock is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a holder, the Company shall within two trading days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the holder’s Series K Preferred Stock, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the holder’s Series K Preferred Stock. A holder may elect to decrease or, upon not less than sixty-one (61) days’ prior notice to the Company, may elect to increase or remove the Beneficial Ownership Limitation provided by this Section 5(e) with respect to the Series K Preferred Stock held by such holder. Any such election to increase or remove the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series K Preferred Stock without regard to any election to increase or remove the limitation delivered by a predecessor holder.

Section 6. Conversion Price Adjustments.

(a) The Conversion Price of the Series K Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Stock Dividends and Splits. If the Company, at any time while shares of the Series K Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 3(a)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subsequent Equity Sales. If the Company, at any time while shares of the Series K Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in Section 9) entitling any Person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock Equivalents, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the Conversion Price shall be reduced to the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b)(i) in respect of an Exempt Issuance (as defined in Section 9).

(iii) Pro Rata Distributions. If the Company, at any time while shares of the Series K Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Series K Preferred Stock) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(a)(ii)), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price determined as of the record date mentioned above, and of which the numerator shall be such Market Price on such record date less the then per share market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board in good faith. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(b) All calculations under this Section 6 shall be made to the nearest four decimal points.

(c) If at any time as a result of the provisions of this Section 6, the holder of this Series K Preferred Stock upon subsequent conversion shall become entitled to receive any securities other than Common Stock, the number and kind of such other securities so receivable upon conversion of this Series K Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(d)  The  Company  shall  notify,  in  writing,  each  holder  of  record  of  the  Series

K Preferred Stock upon any adjustment or readjustment of the Conversion Price of the Series K Preferred Stock, and, upon written request at any time of any such holder, within a reasonable period after such written request, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price then in effect and (C) the number of shares of Common Stock that would be received upon conversion of a share of Series K Preferred Stock. In the case of an adjustment pursuant to Section 6(a)(ii), the Company’s notice shall indicate the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms of the Dilutive Issuance. In the case of an adjustment pursuant to Section 6(a)(iii), the Company’s notice shall indicate the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock and the market value thereof. For purposes of clarification, whether or not the Company provides notice pursuant to this Section 6(d), upon the occurrence of any of the events in Section 6(a), holders of Series K Preferred Stock shall be entitled to receive a number of shares calculated using the adjusted Conversion Price, regardless of whether the holder accurately refers to the adjusted Conversion Price in the conversion election.

Section 7. Redemption.

(a) At any time after the first anniversary of this Certificate, if the Registration Condition is satisfied during the period commencing on the Redemption Notice Date (as defined in Section 7(b)) and ending on the Redemption Date (as defined in Section 7(b)) and at least 200,000 shares of Common Stock are traded during each trading day in the 30 consecutive trading day period ending on the Redemption Notice Date and the 30 consecutive trading day period ending on the Redemption Date, the Company may redeem in cash, out of legally available funds therefor, all or any portion of the shares of Series K Preferred Stock outstanding at a per share redemption price equal to (i) the Redemption Multiple, multiplied by (ii) the Liquidation Value of such share as of the Redemption Date. The “Redemption Multiple” is initially equal to one hundred twenty percent (120%) and shall be increased by twenty percent (20%) on each anniversary of this Certificate beginning with the second such anniversary.

(b) The Company shall provide written notice of any redemption of Series K Preferred Stock to each record hold of any shares of Series K Preferred Stock subject to such redemption not more than sixty (60) nor less than thirty (30) calendar days prior to the date on which such redemption is to be made. The date of the notice is herein referred to as the “Redemption Notice Date” and the date specified in such notice for redemption is herein referred to as the “Redemption Date.”

(c) Prior to the Redemption Date, the holders of the Series K Preferred Stock shall retain all the rights and privileges granted under this Certificate, including the right of conversion in accordance with Section 5(a). On the Redemption Date, all rights pertaining to the Series K Preferred Stock, including, but not limited to, any right of conversion, will cease, and such Series K Preferred Stock will no longer be deemed to be outstanding. All certificates representing the Series K Preferred Stock subject to redemption will represent only the right to receive payment in accordance with the provisions of this Section 7.

(d) Any shares of Series K Preferred Stock which are redeemed or otherwise acquired by the Company shall be canceled, may not be reissued as Series K Preferred Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

Section 8. Voting Rights.

(a) The holders of record of shares of Series K Preferred Stock (the “Series K Holders”) shall be entitled to the following voting rights, as more fully described in Section 8(b) below:

(i) the right to vote as class, in the manner described in Section 8(b)(i), upon any matter requiring a separate class vote under applicable law or contract or under this Certificate; and

(ii) the right to vote together with the holders of the Common Stock, in the manner described under Section 8(b)(ii), upon any matter submitted to the holders of the Common Stock for a vote.

(b) (i) If the Series K Holders are entitled to vote as a separate class, each issued and outstanding share of the Series K Preferred Stock shall be entitled to one vote and, except as otherwise provided by applicable law or in this Certificate, the vote of the holders of at least a majority of the then outstanding Series K Preferred Stock shall bind the entire class of Series K Preferred Stock. The Company shall give the Series K Holders at least ten (10) days’ prior written notice of any matter to be submitted to such holders for a vote as a separate class.

(ii) If the Series K Holders are voting together with the holders of the Common Stock upon a matter, each of the Series K Holders shall be entitled to such number of votes equal to the whole number of shares of Common Stock which would be issuable upon conversion of such holder’s shares of Series K Preferred Stock (subject to the limitation set forth in Section 5(e)) on the record date established by the Company for a stockholder’s meeting or if no such date is established, the date immediately preceding the date of the stockholders’ written consent in lieu of a meeting. The Company shall give the Series K Holders the same notice it gives to the holders of Common Stock on issues on which the Series K Preferred Stock and Common Stock vote together and if the action is to be taken by written consent, at least one business day prior to the date of such written consent.

Section 9. Protective Provisions. In addition to any other rights provided by law or elsewhere in these Articles of Incorporation, so long as any shares of Series K Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of these Articles of Incorporation, without first obtaining the affirmative vote or written consent of the Series K Holders, the Company shall not:

(a) Amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Company’s bylaws or file any articles of amendment designating the preferences, relative rights, privileges or powers of any series of Preferred Stock, or engage in any other action, that would alter or change the preferences, relative rights, privileges or powers of, or restrictions provided for the benefit of, the Series K Preferred Stock.

(b) Issue any shares of, or any security exercisable or exchangeable for, or convertible into, shares of, capital stock that is on parity with, or is ranked senior to, the Series K Preferred Stock, other than (i) shares of Series K Preferred Stock issued pursuant to the Securities Purchase Agreement, dated as of January [ś], 2011, between the Company and the purchasers listed on the signature pages thereto (the “Purchase Agreement”), and (ii) shares of Series K Preferred Stock issued in payment of dividends on outstanding shares of Series K Preferred Stock.

(c) Permit the Company or any subsidiary to sell or issue any security of such subsidiary to any person or entity other than the Company.

(d) Repurchase, redeem or otherwise acquire for value any shares of any class of its capital stock, or any security exercisable or exchangeable for, or convertible into, its capital stock, other than the Series K Preferred Stock.

(e) Pay or declare dividends on, or otherwise make a distribution to the holders of, any capital stock, or any security exercisable or exchangeable for, or convertible into, its capital stock, other than the Series K Preferred Stock.

(f) Enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, other than Permitted Indebtedness. “Permitted Indebtedness” means (i) any strategic financing with beverage manufacturer, marketer, developer or distributor and (ii) a line of credit with a bank, in an amount up to $1.5 million, to provide funds for use as working capital.

(g) Enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereinafter acquired or any interest therein or income or profits therefrom, other than Permitted Liens. “Liens” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction. “Permitted Liens” means: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness.

(h) Voluntarily liquidate, dissolve or wind up the Company or its business, or consent to any involuntarily liquidation, dissolution or winding up of the Company or its business.

(i) Merge or consolidate into or with any other corporation, limited liability company or other entity, or sell, assign, lease, pledge, encumber or otherwise dispose of all or substantially all of its assets or those of any subsidiary.

Section 10. Reacquired Shares. Any shares of Series K Preferred Stock exchanged, converted, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series K Preferred Stock.

Section 11. Adjustment for Stock Split or Subdivision. In the event that the Series K Preferred Stock is combined or subdivided, through a stock split, reverse split, or otherwise, all references to share numbers and per share amounts (including dividends) will be appropriately adjusted to take such action into account.

Section 12. Definitions. The following terms, as used herein, shall have the following meanings:

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any existing stock or option plan or any future stock option plan duly adopted for such purpose, by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of assets in or used in a business synergistic with the business of the Company and such acquisition or strategic transaction shall be likely to provide to the Company additional benefits other than the investment of funds, and shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) the warrants and shares of Series K Preferred Stock issued pursuant to the Purchase Agreement or upon conversion of the promissory notes issued pursuant to the Note and Warrant Purchase Agreement, dated September 20, 2010, between the Company and the purchasers listed on Schedule A thereto, and the warrants issued to the placement agent (or its designees) in connection with the transactions contemplated by the Purchase Agreement, as well as any shares of Series K Preferred Stock issued as dividends thereon, any shares of Common Stock issued upon exercise or conversion thereof and any adjustment in the exercise or conversion price thereof; provided that any such dividend, exercise, conversion or adjustment is made in accordance with the terms of such security as set forth in the exhibits to the Purchase Agreement.

“Liquidation Value” equals, on any date, with respect to one share of Series K Preferred Stock, the Stated Value, plus any accrued but unpaid dividends through such date.

“Market Price” means on any date of determination the closing sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if there is more than one in either case, the average of the average closing bid and closing ask prices) as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded at such time or, if the Common Stock is not listed on a United States securities exchange, as reported on the OTC Bulletin Board, or, if not so reported, as determined by the Board in its good faith discretion.

“Person” means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

“Stated Value” equals, with respect to one share of Series K Preferred Stock, $25,000, as may be adjusted under the terms hereof.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Eric Skae, its Chief Executive Officer, on this ____ day of January, 2011.

NEW LEAF BRANDS, INC.

By:
Name: Eric Skae
Title: Chief Executive Officer

EXHIBIT B

Series X Warrant

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.

SERIES X COMMON STOCK PURCHASE WARRANT NEW
LEAF BRANDS, INC.

Warrant No.:__________________
Warrant Shares:_____________________	Issuance Date: _________, 2011

THIS  SERIES  X  COMMON  STOCK  PURCHASE  WARRANT  (the  “Warrant”)  certifies  that,  for  value received,____________________ (the    “Holder”)  is  entitled,  upon  the  terms  and subject  to  the limitations on  exercise and  the  conditions  hereinafter  set  forth, at any time  on  or after _________________, 2011 (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date but not thereafter (the “Termination Date”), to subscribe for and purchase from New Leaf Brands, Inc., a Nevada corporation (the “Company”), up to shares of Common Stock, subject to adjustment hereunder (the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January [●], 2011, among the Company and the purchasers listed on the signature pages thereto.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto; and, within three (3) trading days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.15, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to [(A) – (B)] *

(X) / (A),  where:

(A) = the VWAP (as defined below) on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)  = the Exercise Price of this Warrant, as adjusted  hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or a registered national securities exchange, as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent and registrar (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) trading days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the third trading day following the Warrant Share Delivery Date, the Holder or a representative thereof (including a broker) may deliver written notice of the Company instructing the Company to deliver such certificates to Holder within three additional trading days. If the Company fails to deliver such certificates within such three additional trading days, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay liquidated damages following the date of a Buy-In (as hereinafter defined) or rescission of the exercise pursuant to Section 2(d)(iii) by the holder.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates (or to credit the account of the Holder’s prime broker with the Depository Trust Company through its DWAC system) representing the Warrant Shares pursuant to an exercise on or before the third trading day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In exceeds (y) the proceeds received by such registered holder as a result of the sale to which such Buy-In relates, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(viii) Restricted Shares. The Warrant Shares may not be reoffered or resold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder may elect to decrease or, upon not less than sixty-one (61) days’ prior notice to the Company, may elect to increase or remove the Beneficial Ownership Limitation provided by this Section 2(e). Any such election to increase or remove the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(f) Intentionally Omitted.

Section 3. Certain  Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Intentionally Omitted.

(c)  Intentionally Omitted.

(d)  Fundamental  Transaction.     If,  at  any  time  while  this  Warrant  is  outstanding,  (i)  the  Company,directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (not including a migratory merger) or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person (not including a migratory merger) whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The provisions of this Warrant (including, without limitation, the provisions for adjustment of the Exercise Price and the number of shares issuable upon exercise of this Warrant) shall continue to be applicable, as nearly as may be practicable, in relation to the securities and/or other property thereafter deliverable upon the conversion hereof. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) a Fundamental Transaction involving a Person not traded on a national securities exchange, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, without payment of the Exercise Price, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f) Notice to  Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall timely file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon five (5) days written notice to the Company and the surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Series X Common Stock Purchase Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register ”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. This Warrant may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, as evidenced by a legal opinion of counsel to the transferor reasonably acceptable to the company, the form and substance of which shall be reasonably satisfactory to the company. Notwithstanding the foregoing, this Warrant may be pledged in connection with a bona fide margin account with a registered broker-dealer or other bona fide loan with a financial institution that is an “accredited investor” as defined in rule 501(a) under the securities act.

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares; provided that this representation shall not be breached by any act of the Holder that complies with the Securities Act and any applicable state securities law.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that it will at all times when this Warrant shall be outstanding reserve from its authorized and unissued Common Stock one hundred twenty percent (120%) of the maximum number of Warrant Shares issuable upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature  Pages  Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NEW LEAF BRANDS, INC.

By:
Name
Title

NOTICE OF EXERCISE

TO: NEW LEAF BRANDS, INC.

(1)         The undersigned hereby elects to purchase  ________________________________Warrant Shares of the Company pursuant to the terms of this Series X Common Stock Purchase Warrant No._________________(this "Warrant") (which is attached if being exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐
if permitted pursuant to Section 2(c), the cancellation of such number of the Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to entitle the undersigned to receive the maximum number of Warrant Shares pursuant to the cashless exercise procedure set forth in subsection 2(c), for the election described in Paragraph 1.

(3)         Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
___________________________________________________________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(4) Accredited Investor. Unless the undersigned exercises this Warrant by cashless exercise pursuant to Section 2(c) of the Warrant, the undersigned hereby represents and warrants that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and satisfies the criteria set forth in Rule 501(a) therein.

(5) Legend. Unless otherwise permitted under the Purchase Agreement, the certificates representing these securities will bear a legend restricting transfer under the Securities Act and applicable state securities laws

[SIGNATURE OF HOLDER]

Name of Entity (if applicable):__________________________________________________________

Signature of Authorized Signatory: ______________________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory (if an entity): ________________________________________________

Holder's Address: ___________________________________________________________________

Dated:_____________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED,
☐ all, or
☐ __________shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________________________________________________________ whose address is ________________________________________________________ ______________________________________________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Entity (if applicable):__________________________________________________________

Signature of Authorized Signatory: ______________________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory (if an entity): ________________________________________________

Holder's Address: ___________________________________________________________________

Dated:_____________

Signature Guaranteed:_________________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C
Series Y Warrant

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE
SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY, THE FORM AND SUBSTANCE OF WHICH SHALL BE
REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.

SERIES Y COMMON STOCK PURCHASE WARRANT

NEW LEAF BRANDS, INC.

Warrant No.:_______________________

Warrant Shares:____________________	Issuance Date: _______, 2011

 THIS SERIES Y COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, ______________(the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after_____________ , 2011 (the "Initial Exercise Date") and on or prior to the close of business on the Termination Date (as defined below), to subscribe for and purchase from New Leaf Brands, Inc., a Nevada corporation (the "Company"), up to_________________shares of Common Stock, subject to adjustment hereunder (the "Warrant Shares")."Termination Date" means the 45th day following the effective date of a Registration Statement covering all of the Warrant Shares; provided, however, that the Termination Date shall be extended by one day for each day after the effective date of the Registration Statement during which, at any time, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Holder for the resale of any of the Warrant Shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.  Definitions.   Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of January [•], 2011, among the Company and the purchasers listed on the signature pages thereto.

Section 2.   Exercise

(a)  Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto; and, within three (3) trading days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.15, subject to adjustment hereunder (the "Exercise Price").

(c) Intentionally Omitted.

(d) Mechanics of Exercise.

(i)           Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company's transfer agent and registrar (the "Transfer Agent") to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) trading days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (such date, the "Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the third trading day following the Warrant Share Delivery Date, the Holder or a representative thereof (including a broker) may deliver written notice of the Company instructing the Company to deliver such certificates to Holder within three additional trading days. If the Company fails to deliver such certificates within such three additional trading days, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay liquidated damages following the date of a Buy-In (as hereinafter defined) or rescission of the exercise pursuant to Section 2(d)(iii) by the holder. "VWAP" means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or a registered national securities exchange, as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(ii)           Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)           Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv)           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates (or to credit the account of the Holder's prime broker with the Depository Trust Company through its DWAC system) representing the Warrant Shares pursuant to an exercise on or before the third trading day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In exceeds (y) the proceeds received by such registered holder as a result of the sale to which such Buy-In relates, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)           Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii)           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(viii)           Restricted Shares. The Warrant Shares may not be reoffered or resold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(e) Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder may elect to decrease or, upon not less than sixty-one (61) days' prior notice to the Company, may elect to increase or remove the Beneficial Ownership Limitation provided by this Section 2(e). Any such election to increase or remove the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(f) Intentionally Omitted.

Section 3.  Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (not including a migratory merger) or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person (not including a migratory merger) whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The provisions of this Warrant (including, without limitation, the provisions for adjustment of the Exercise Price and the number of shares issuable upon exercise of this Warrant) shall continue to be applicable, as nearly as may be practicable, in relation to the securities and/or other property thereafter deliverable upon the conversion hereof. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act or (3) a Fundamental Transaction involving a Person not traded on a national securities exchange, the Company or any successor entity shall pay at the Holder's option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, without payment of the Exercise Price, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the "HVT" function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

(e)  Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)   Notice to Holder.

(i)           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall timely file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon five (5) days written notice to the Company and the surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Series Y Common Stock Purchase Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register "), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. This Warrant may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, as evidenced by a legal opinion of counsel to the transferor reasonably acceptable to the company, the form and substance of which shall be reasonably satisfactory to the company. Notwithstanding the foregoing, this Warrant may be pledged in connection with a bona fide margin account with a registered broker-dealer or other bona fide loan with a financial institution that is an "accredited investor" as defined in rule 501(a) under the securities act.

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares; provided that this representation shall not be breached by any act of the Holder that complies with the Securities Act and any applicable state securities law.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that it will at all times when this Warrant shall be outstanding reserve from its authorized and unissued Common Stock one hundred twenty percent (120%) of the maximum number of Warrant Shares issuable upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i)  Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NEW LEAF BRANDS, INC.

By:
Name
Title

NOTICE OF EXERCISE

TO: NEW LEAF BRANDS, INC.

(1)         The undersigned hereby elects to purchase  _________________________ Warrant Shares of the Company pursuant to the terms of this Series Y Common Stock Purchase Warrant No. _________________ (this "Warrant") (which is attached if being exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall be in lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________________________________________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(4) Accredited Investor. Unless the undersigned exercises this Warrant by cashless exercise pursuant to Section 2(c) of the Warrant, the undersigned hereby represents and warrants that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and satisfies the criteria set forth in Rule 501(a) therein.

(5) Legend. Unless otherwise permitted under the Purchase Agreement, the certificates representing these securities will bear a legend restricting transfer under the Securities Act and applicable state securities laws.

[SIGNATURE OF HOLDER]

Name of Entity (if applicable):__________________________________________________________

Signature of Authorized Signatory: ______________________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory (if an entity): ________________________________________________

Holder's Address: ___________________________________________________________________

Dated:_____________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED,
☐ all, or
☐ _______________________shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to_______________________________________________________________whose address is

________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Entity (if applicable):__________________________________________________________

Signature of Authorized Signatory: ______________________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory (if an entity): ________________________________________________

Holder's Address: ___________________________________________________________________

Dated:_____________

Signature Guaranteed:_________________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

Series Z Warrant

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.

SERIES Z COMMON STOCK PURCHASE WARRANT

NEW LEAF BRANDS, INC.

Warrant No :   ___________________

Warrant Shares: _________________	Issuance Date:________________ , 2011

THIS SERIES Z COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, ______________ (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on ____________, 2016 (the "Termination Date"), to subscribe for and purchase from New Leaf Brands, Inc., a Nevada corporation (the "Company"), up to _____________________shares of Common Stock, subject to adjustment hereunder (the "Warrant Shares")."Initial Exercise Date" means the first day as of which the Series Y Common Stock Purchase Warrant issued to the initial Holder of this Warrant on January [•], 2011 has been exercised in full. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.  Definitions.   Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of January [•], 2011, among the Company and the purchasers listed on the signature pages thereto.

Section 2. Exercise.

(a)    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto; and, within three (3) trading days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)   Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.15, subject to adjustment hereunder (the "Exercise Price").

(c)   Cashless Exercise. If at any time after the Initial Exercise Date and during the period when the Company is required to have an effective Registration Statement pursuant to the Registration Rights Agreement, there is no effective Registration Statement registering, or no current prospectus available for, and exemption from registration under Rule 144 would not then be available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to [(A) - (B)] * (X) / (A), where:

(A) = the VWAP (as defined below) on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

"VWAP" means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or a registered national securities exchange, as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(d)    Mechanics of Exercise.

(i)    Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company's transfer agent and registrar (the "Transfer Agent") to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) trading days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the "Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the third trading day following the Warrant Share Delivery Date, the Holder or a representative thereof (including a broker) may deliver written notice of the Company instructing the Company to deliver such certificates to Holder within three additional trading days. If the Company fails to deliver such certificates within such three additional trading days, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay liquidated damages following the date of a Buy-In (as hereinafter defined) or rescission of the exercise pursuant to Section 2(d)(iii) by the holder.

(ii)  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates (or to credit the account of the Holder's prime broker with the Depository Trust Company through its DWAC system) representing the Warrant Shares pursuant to an exercise on or before the third trading day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In exceeds (y) the proceeds received by such registered holder as a result of the sale to which such Buy-In relates, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v)   No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)  Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii)  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(viii)  Restricted Shares. The Warrant Shares may not be reoffered or resold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(e)   Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder may elect to decrease or, upon not less than sixty-one (61) days' prior notice to the Company, may elect to increase or remove the Beneficial Ownership Limitation provided by this Section 2(e). Any such election to increase or remove the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(f)    Intentionally Omitted.

Section 3. Certain Adjustments.

(a)   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)    Intentionally Omitted.

(c)    Intentionally Omitted.

(d)   Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (not including a migratory merger) or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person (not including a migratory merger) whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The provisions of this Warrant (including, without limitation, the provisions for adjustment of the Exercise Price and the number of shares issuable upon exercise of this Warrant) shall continue to be applicable, as nearly as may be practicable, in relation to the securities and/or other property thereafter deliverable upon the conversion hereof. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act or (3) a Fundamental Transaction involving a Person not traded on a national securities exchange, the Company or any successor entity shall pay at the Holder's option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, without payment of the Exercise Price, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the "HVT" function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

(e)   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)    Notice to Holder.

(i)   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)    Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non- public information regarding the Company or any of the Subsidiaries, the Company shall timely file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a)   Transferability. Subject to Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon five (5) days written notice to the Company and the surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)   New Warrants. This Warrant may be divided or combined with other Series Z Common Stock Purchase Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register "), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)    Transfer Restrictions. This Warrant may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, as evidenced by a legal opinion of counsel to the transferor reasonably acceptable to the company, the form and substance of which shall be reasonably satisfactory to the company. Notwithstanding the foregoing, this Warrant may be pledged in connection with a bona fide margin account with a registered broker-dealer or other bona fide loan with a financial institution that is an "accredited investor" as defined in rule 501(a) under the securities act.

(e)    Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares; provided that this representation shall not be breached by any act of the Holder that complies with the Securities Act and any applicable state securities law.

Section 5.  Miscellaneous.

(a)   No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

(b)   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stoc certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender an cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)   Authorized Shares. The Company covenants that it will at all times when this Warrant shall be outstanding reserve from its authorized and unissued Common Stock one hundred twenty percent (120%) of the maximum number of Warrant Shares issuable upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f)     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i)     Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares

(l)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

******************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NEW LEAF BRANDS, INC.

By:
Name:____________________________
Title:_____________________________

NOTICE OF EXERCISE

TO: NEW LEAF BRANDS, INC.

(1)    The undersigned hereby elects to purchase ___________________Warrant Shares of the Company pursuant to the terms of this Series Z Common Stock Purchase Warrant No._______(this "Warrant") (which is attached if being exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐
if permitted pursuant to Section 2(c), the cancellation of such number of the Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to entitle the undersigned to receive the maximum number of Warrant Shares pursuant to the cashless exercise procedure set forth in subsection 2(c), for the election described in Paragraph 1.

(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________________________________________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(4)    Accredited Investor. Unless the undersigned exercises this Warrant by cashless exercise pursuant to Section 2(c) of the Warrant, the undersigned hereby represents and warrants that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and satisfies the criteria set forth in Rule 501(a) therein.

(5)    Legend. Unless otherwise permitted under the Purchase Agreement, the certificates representing these securities will bear a legend restricting transfer under the Securities Act and applicable state securities laws.

[SIGNATURE OF HOLDER]

Name of Entity (if applicable):

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory (if an entity):

Holder's Address:

Dated:___________________, ____________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED,
☐ all, or
☐  _______________shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________________________________________whose address is______________________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________

[SIGNATURE OF HOLDER]
Name of Entity (if applicable):

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory (if an entity):

Holder's Address:

Dated:_____________, __________
Signature Guaranteed:_________________________________________________________________
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT E

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of January [•], 2011, between NEW LEAF BRANDS, INC., a Nevada corporation (the "Company"), and each of the several purchasers signatory hereto (each such purchaser, a "Purchaser" and, collectively, the "Purchasers").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the "Purchase Agreement").

The Company and each Purchaser hereby agrees as follows:

1.    Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:

"Effectiveness Date" means, with respect to the Initial Registration Statement required to be filed hereunder, the one hundred twentieth (120th) calendar day following the initial Closing Date and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the sixtieth (60th) calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that the Initial Registration Statement will not be reviewed, the Effectiveness Date as to such Initial Registration Statement shall be the ninetieth (90th) calendar following the initial Closing Date. Notwithstanding the foregoing, if the 120-day, 90-day or 60-day period shall expire during the period commencing on February 15, 2011 and ending on April 8, 2011, the Effectiveness Date shall be extended to the later of (i) the last day of such 120-day, 90-day or 60-day period and (ii) the earlier of (a) five (5) business days following the date the Company's annual report on Form 10-K for the fiscal year ended on December 31, 2010 is filed and (b) April 8, 2011.

"Filing Date" means, with respect to the Initial Registration Statement required hereunder, the sixtieth (60th) calendar day following the initial Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date following the date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities that were not included in an earlier Registration Statement.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities. A holder of securities exercisable for or convertible into Registrable Securities will be deemed a "Holder" of the underlying Registrable Securities and will be deemed to "hold" the underlying Registrable Securities for the purposes of this Agreement.

"Initial Registration Statement" means the initial Registration Statement filed pursuant to this Agreement.

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means, as of any date of determination, (a) any shares of Common Stock previously issued upon conversion of the Preferred Stock, plus one hundred twenty percent (120%) of the Conversion Shares (assuming on such date of determination all of the outstanding Preferred Stock are converted in full without regard to any conversion limitations therein), (b) any shares of Common Stock previously issued upon exercise of the Warrants, plus one hundred twenty percent (120%) of the Warrant Shares (assuming on such date of determination all Warrants are exercised in full without regard to any exercise limitations therein) and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that the Holder thereof has completed and delivered to the Company a Selling Stockholder Questionnaire; provided, further, that if (i) any such Registrable Securities are sold pursuant to a Registration Statement or Rule 144, or (ii) any such Registrable Securities become eligible for resale without condition pursuant to Rule 144, such eligibility confirmed in a written opinion by the Company's counsel and reasonably acceptable to the Company's transfer agent and the affected Holders, then the number of such outstanding securities satisfying clause (i) or (ii), plus one hundred twenty percent (120%) of such Conversion Shares or Warrant Shares satisfying clause (i) or (ii), shall cease to be Registrable Securities; and provided, further, that, solely for the purposes of calculating whether Holders of a given percentage of the Registrable Securities have consented, given direction, or otherwise taken action hereunder, one hundred percent (100%) of the Conversion Shares and Warrant Shares shall be considered Registrable Securities.

"Registration Statement" means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Guidance" means (i) any publicly-available written or oral guidance of the Commission staff (including any guidance relating to the registration of shares of capital stock in excess of the shares of capital stock authorized under an entity's governing documents, as amended from time to time) and (ii) the Securities Act.

"Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Warrants" means (i) the "Warrants" as defined in the Purchase Agreement, (ii) the warrants issued upon the automatic conversion of the notes issued under the Note and Warrant Purchase Agreement, dated as of September 20, 2010, between the Company and each of the purchasers listed on Schedule A thereto (the "Bridge Agreement") and (iii) the warrants issued to the Placement Agent in connection with any Closing under the Purchase Agreement, pursuant to the engagement letter, dated August 24, 2010, from the Placement Agent to the Company. "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

2.    Shelf Registration.

(a)    On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all, or such maximum portion as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the SEC, Compliance and Disclosure Interpretations: Securities Act Rules 612.09), of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by Holders of at least a majority in interest of the Registrable Securities) substantially the "Plan of Distribution" attached hereto as Exhibit A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to or on the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act from the date such Registration Statement is declared effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without condition under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period"). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall as promptly as reasonably practicable under the circumstances notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Warrant Shares (applied, if some Warrant Shares are registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders) and then by Conversion Shares (applied, if some Conversion Shares are registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders) and then by shares of Common Stock (applied, if some shares of Common Stock are registered, to the Holders on a pro rata basis based on the total number of shares of Common Stock held by such Holders).

(b)   If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and/or otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, provided, that, if a pre-amendment is required, such 10 Trading Day period shall be tolled during the period commencing on February 15, 2011 and ending on the earlier of the date the Company's annual report on Form 10-K for the fiscal year ended on December 31, 2010 is filed and March 31, 2011 or (iii) the Initial Registration Statement registering for resale all of the Registrable Securities, or such maximum portion as permitted by SEC Guidance, or any additional Registration Statement is not declared effective by the Commission by its Effectiveness Date, or (iv) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of forty-five (45) calendar days (which need not be consecutive calendar days) during any 12-month period, (any such failure or breach being referred to as an "Event", and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date which such ten (10) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such thirty (30) or forty-five (45) calendar day period, as applicable, is exceeded being referred to as "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) for each thirty (30) calendar day period or part thereof, of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The parties agree that (1) the Company shall not be liable for liquidated damages under this Agreement with respect to any Registrable Securities that are not registered as a result of limitations set by SEC Guidance and (2) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 12% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) Trading Days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

3.    Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)    Not less than five (5) Trading Days prior to the initial filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed (which shall be complete except for information that cannot reasonably be known at such time), which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority in interest of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit B (a "Selling Stockholder Questionnaire") on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the second (2nd) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)   (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with respect thereto with the Company), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)    If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)   Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the sole determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any notice delivered by the Company to the Holders notifying the Holders of such a suspension of the Registration Statement shall not disclose the details or content of such material event or occurrence, but shall only disclose that an event or occurrence exists which has caused the Company to determine to suspend the availability of the Registration Statement, the existence of such an event or occurrence shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder's agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(e)    Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)    Furnish to each Holder, upon request, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)    Furnish to each Holder, upon request, copies of the Prospectus and each amendment or supplement thereto. Subject to the terms of this Agreement, the Company hereby consents to the use of any Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)   Cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(i)    Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to  register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)    If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k)    Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances, taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(l)    Comply with all applicable rules and regulations of the Commission. The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. If, as the result of any Holder's failure to furnish such information, the Company would be in violation of this Agreement for failure to comply with any of its obligations hereunder, the Company shall remove such Holder from the Registration Statement and file such Registration Statement, and not be subject to any liquidated damages by any Holder.

4.      Registration Expenses.

All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company's counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed or quoted for trading and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. The fees of GM to review the initial Registration Statement shall be $10,000, for which the Company shall be responsible pursuant to the Purchase Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing or quotation of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.       Indemnification.

(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Exhibit A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)    Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus, (ii) to the extent that such information relates to such Holder's proposed method of distribution of Registrable Securities, provided that such method of distribution was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Exhibit A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d)   Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.    Miscellaneous.

(a)    Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)    Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Any of the Company's security holders who have the right, pursuant to agreements in effect as of the date hereof, to include securities of the Company (the "Piggyback Securities") in any Registration Statement, including, without limitation, the holders of the "Registrable Securities," as defined in Exhibit C to the Bridge Agreement (the "Bridge Securities"), may include such Piggyback Securities in any Registration Statement in accordance with the terms of such agreements; provided, however, that in the event the Company is unable to include all of the Piggyback Securities and the Registrable Securities in a Registration Statement, the securities to be included in such Registration Statement shall be reduced, first, by the the Piggyback Securities other than the Bridge Securities, second, by the Bridge Securities, and, third, by the Registrable Securities in accordance with this Agreement. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided, that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement provided that no such amendment shall increase the number of securities registered by such registration statement.

(c)     Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)    Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e)    Piggy-Back Registrations Rights. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale without condition pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of two-thirds or more of the Registrable Securities. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f).

(g)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holders of all of the Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 9.1 of the Purchase Agreement.

(i)     No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)    Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(k)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)    Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)    Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(p)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

************************

Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NEW LEAF BRANDS, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO REGISTRATION RIGHTS AGREEMENT]

Name of Entity (if applicable):___________________________________________________

Signature of Authorized Signatory of Holder:_______________________________________

Name of Authorized Signatory:__________________________________________________

Title of Authorized Signatory (if an entity):_________________________________________

[SIGNATURE PAGES CONTINUE]

Exhibit A

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker- dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $ ______ in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws and one counsel to the selling stockholders as a group; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit B

NEW LEAF BRANDS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the "Registrable Securities") of New Leaf Brands, Inc., a Nevada corporation (the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the "Selling Stockholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

QUESTIONNAIRE

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.        Name:

(a)       Full Legal Name of Selling Stockholder:
______________________________________________________________________________________________________________________________________

(b)       Full Legal Name of Registered Holder (if not the same as (a) above) through which registrable securities Listed in Item 3 below are held:
______________________________________________________________________________________________________________________________________

(c)       Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly, alone or with others, has power to vote or dispose of the securities covered by this questionnaire):
______________________________________________________________________________________________________________________________________

2.       Address for Notices to Selling Stockholder:
______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

Telephone: _____________________________________________________________________________________________________________________

Fax: ___________________________________________________________________________________________________________________________

E-mail Address: _________________________________________________________________________________________________________________________

Contact Person: _____________________________________________________________________________________________________

3.        Beneficial Ownership of Registrable Securities:

(a)       Type and amount of registrable securities beneficially owned:

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

4.        Broker-Dealer Status:

(a)       Is the Selling Stockholder a registered broker-dealer?

             Yes ☐ No ☐

 Note:    If yes, the Commission's staff has indicated that the Selling Stockholder should be identified as an underwriter in the Registration Statement.

(b)      Is the Selling Stockholder an affiliate of a broker-dealer?

             Yes ☐ No ☐

(c)
If the Selling Stockholder is an affiliate of a broker-dealer, does the Selling Stockholder certify that it bought the registrable securities in the ordinary course of business, and at the time of the purchase of the registrable securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the registrable securities?

             Yes ☐ No ☐
Note: If no, the Commission's staff has indicated that the Selling Stockholder should be identified as an underwriter in the Registration Statement.

5.        Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the registrable securities listed above in Item 3.

(a)       Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

6.        Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effectiveness date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner:

Dated: _______________	By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL ASAP, TO:

David Tsiang
Chief Financial Officer
New Leaf Brands, Inc.
One DeWolf Road
Old Tappan, NJ 07675
Telephone: (201) 784-2400
Telecopier: (201) 543-0297

EXHIBIT F

Lock-Up Agreement

December ____ , 2010

New Leaf Brands, Inc.
One DeWolf Rd.
Suite 208
Old Tappan, NJ 07675

Hudson Securities, Inc.
111 Town Square Place
Suite 1500A
Jersey City, NJ 07310

The Investors identified on the signature pages of the Purchase Agreement

Ladies and Gentlemen:

In connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated December ___, 2010, by and among New Leaf Brands, Inc. ("Company") and each investor identified on the signature pages thereto (the "Investors"), to induce the parties to consummate the transactions contemplated by the Purchase Agreement, the undersigned agrees to, neither directly nor indirectly, during the "Restricted Period" (as hereinafter defined):

(1)
sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a "Transfer") any legal or beneficial interest in any shares of Common Stock (as defined in the Purchase Agreement) owned or acquired by the undersigned on or prior to the Closing Date (the "Restricted Securities"), or

(2)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, "Restricted Period" means the period commencing on the date hereof (as defined in the Purchase Agreement) and ending ninety (90) days after the Effective Date (as defined in the Purchase Agreement).

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned's lifetime or on the undersigned's death, by gift, will or intestate succession, or by judicial decree, to the undersigned's "family members" (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned's "family members"; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, "family member" shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor's spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up Agreement.

The undersigned hereby authorizes the Company's transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned's successors and permitted assigns, and is executed as an instrument governed by the law of New York.

SIGNATURE PAGE TO THE LOCK-UP AGREEMENT

Signature

Name (Print)

Address:

EXHIBIT G

Opinions of Company Counsel

1. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of Nevada. The Company and its Subsidiaries have all requisite corporate power and authority required to own or lease and to operate their properties and assets and to carry on their business as now conducted and as proposed to be conducted (all as described in the Company's SEC Reports).

2. The Company's authorized capital consists of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. To our knowledge, all presently issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are free of any preemptive or similar rights arising by operation of law, under the Company's Articles of Incorporation or Bylaws, or otherwise.

3. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, to issue, sell and deliver the Preferred Stock, the Warrants, and, upon exercise of the Warrants and conversion of the Preferred Stock, the Warrant Shares and Conversion Shares, pursuant to the Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

4. All action on the part of the Company necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Preferred Stock and Warrants pursuant to the Agreement, the issuance and delivery the Conversion Shares and Warrant Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken, except for the filing one or more registration statements pursuant to the Registration Rights Agreement. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5. The Preferred Stock and Warrants have been duly authorized and, when executed by the Company and issued and delivered against payment of the purchase price therefor specified in the Agreement in accordance with the terms of the Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Conversion Shares have been duly and validly authorized and reserved for issuance, and when issued upon conversion of the Preferred Stock in accordance with their terms the Conversion Shares will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights arising by operation of law or under the Company's Articles of Incorporation. The Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with their terms against payment therefor the Warrant Shares will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights arising by operation of law or under the Company's Articles of Incorporation. To our knowledge, except as a result of the purchase and sale of the Units or as described on Schedule 5.7 of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Preferred Stock and the Common Stock are as stated in the Company's Articles of Incorporation.

6. To our knowledge, the Company has filed all SEC Reports required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act for the period from November 1, 2008 to the date hereof. As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. To our knowledge, the Company is not party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the SEC Reports or described in the SEC Reports that has not been so filed, incorporated by reference or described as required.

7. Based in part upon the representations of the Investors contained in the Agreement, the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares may be issued to the Investors without registration under the Securities Act of 1933, as amended.

8. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation having applicability to the Company or its Subsidiaries or of the Articles of Incorporation or Bylaws or other similar organizational documents of the Company or its Subsidiaries, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, license, lease, contract, agreement, instrument, order, writ, judgment or decree known to us to which the Company or its Subsidiaries is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the Company's or its Subsidiaries' assets or properties under any agreement known to us.

9. To our knowledge, without having made any independent investigation, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), or affecting any of its properties or assets which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) are required to be described in the SEC Reports but are not so described.

10. Except for (i) the filings required pursuant to Section 5.5 of the Agreement, (ii) the filing with the Commission of one or more registration statements pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to the principal Trading Market of the Common Stock for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable securities or "Blue Sky" laws of the states of the United States, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares, or the consummation of the transactions contemplated thereby, other than registration of the Conversion Shares and Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement.

11. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

SCHEDULE 6.1(i)

The following individuals have "piggyback" registration rights with respect to the following securities pursuant to the Note and Warrant Purchase Agreement, dated September 20, 2010, between the Company and the the purchasers listed on Schedule A thereto.

Description	Investor Name	Warrants
OID Note Investors	O. Lee Tawes	454,545
OID Note Investors	Lorraine DiPaolo	568,182
OID Note Investors	Yogesh Pandey	1,704,545
OID Note Investors	Northeast Securities, Inc.	113,636
OID Note Investors	Bibicoff Family Trust dtd 2/11/00	113,636
OID Note Investors	Warberg Opportunistic Trading Fund, LP	200,000
OID Note Investors	MJ FIL Investments, LLC	50,000
OID Note Investors	Options Opportunities Corp	100,000
OID Note Investors	David Fishman	113,636
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Leonard Asch	22,727
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Barry Crossman	34,091
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Donald Perl	22,727
	Delaware Charter Guarantee & Trust
OID Note Investors	Company TTEE FBO Mary Rowland	68,182
OID Note Investors	Micro Pipe Fund I, LLC	454,545
Placement Agent Warrants	Hudson Securities, Inc	252,088
Placement Agent Warrants	Frank Drazka	81,363
Placement Agent Warrants	John C. Lipman	66,688
Placement Agent Warrants	Ronald Pasterak	44,460
	Total	4,465,055

Aside from Mr. Robert Groux, the following individuals have piggyback registration rights with respect to the following securities pursuant to the private placement of common stock and warrants with certain accredited investors commenced April 6, 20

		Registrable
Description	Investor Name	Shares
April Common StockPPM	John Parks	600,000
April Common StockPPM	Shipps Revocable Trust, "R" 3-10-92	200,000
April Common StockPPM	Alan Berman & Laurie Berman, JTWROS	400,000
April Common StockPPM	Andrew Megdanis	100,000
April Common StockPPM	Love Bottling	200,000

April Common StockPPM	Debbie Elman	100,000
April Common StockPPM	Metro Beverage of Philadelphia	400,000
April Common StockPPM	John Layfield	100,000
April Common StockPPM	Brendan Donnelly	100,000
	Raymond T. Schmidt and Connie A. Raffa,
April Common StockPPM	JTWROS	50,000
April Common StockPPM	Ira H. Steinberg	60,000
April Common StockPPM	Joseph S. Jacober	60,000
April Common StockPPM	Michel D. Jacober	80,000
April Common StockPPM	Joseph Moran	50,000
April Common StockPPM	Arthur R. Steinberg	50,000
	*Robert J. Groux	240,000
	Total	2,790,000

*Not originally a participant of the April PPM

EXHIBIT H

Skae Earn-Out Agreement Amendment

AMENDMENT TO
ASSET PURCHASE AGREEMENT

This Amendment (this "Amendment") to that certain Asset Purchase Agreement dated September 9, 2008 (the "Agreement") is entered into by and between New Leaf Brands, Inc., a Nevada corporation ("Company""), Baywood New Leaf Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Company ("Subsidiary"), Skae Beverage International, LLC, a Delaware limited liability company ("Beverage"), and Eric Skae, an individual ("Skae"). Company, Subsidiary, Beverage and Skae are each referred to herein individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H:

WHEREAS, The Agreement contemplated the raising of additional capital that was never raised; and

WHEREAS, as a result of the failure to raise the capital, Skae could not execute his original business plan and was also placed in an executive position beyond his original mandate; and

WHEREAS, Skae had to lead a major restructuring effort which began in 2009 and into 2010 and had to partially fund operations personally for 2009 and 2010; and

WHEREAS, As a result, it has become necessary to restructure the obligations of the Company to Skae as set forth herein;

NOW, THEREFORE, in consideration of the benefits conferred upon each Party, and for other good and valuable consideration, the sufficiency of which is hereby mutually acknowledged, the Parties agree to amend the Agreement as follows:

1. Amendment of Agreement. Paragraph 2.6 of the Agreement is hereby deleted in its entirety and shall now read as follows:

a. Earn Out Payment
Within ninety (90) days after each of the first two (2) twelve (12) month anniversaries of December 31, 2010 (each such anniversary, an "Earn Out Reference Date"), Company shall calculate the Earn Out Payment Amount (as defined in Section (b) below) for the twelve (12) month period ended on such Earn Out Reference Date (each such twelve (12) month period, a "Reference Year"; the first and second Reference Years, respectively, are herein referred to as the "First Reference Year" and the "Second Reference Year") and shall provide Skae with a written notice detailing such Earn Out Payment Amount and the calculation thereof (an "Earn Out Notice"). Subject to Sections (f) and (g), Company shall pay Skae, in accordance with Section (e), an Earn Out Payment twenty (20) days after delivery of the Earn Out Notice (each an "Earn Out Payment Date") in an amount equal to the Earn Out Payment Amount due and payable, if any, with respect to the applicable Reference Year; provided, however, that Company shall in no event pay to Skae any amounts under this Amendment, regardless of the form of payment, in excess of $3,271,761 in the two-Reference Year aggregate (inclusive of the $500,000 earn out bonus payment described in Section (c)). It is recognized by all Parties that Skae has earned an aggregate of $260,000 in Earn Out Payments from the date of the Agreement through December 31, 2009 ("Deferred Payment"), which shall be payable in cash or in Shares, at the market price on the date of issuance, as provided in subsection (d)(iv) below. Any Earn Out Payment made pursuant to this Amendment shall be treated for all Tax purposes as an adjustment to the Purchase Price (subject to the requirements of Section 483 of the Code).

b. Definitions
For purposes of this Amendment:
(i) "Gross Profit", means, with respect to a particular Reference Year, the gross sales of the Company attributable to the Company Business minus the cost of goods sold, determined in accordance with GAAP.
(ii)"Actual Gross Profit Delta" means, with respect to a particular Reference Year, the increase in Gross Profit during such Reference Year when compared with the prior twelve (12) month period ended December 31.
(iii)"Reference Year Factor" means, (a), with respect to the First Reference Year, 23.6%, and (b), with respect to the Second Reference Year, 16.1% .
(iv)"Earn Out Payment Amount" means, with respect to a particular Reference Year, the Reference Year Actual Gross Profit Delta with respect to such Reference Year times the Reference Year Factor with respect to such Reference Year. Exhibit A sets forth a series of examples showing various Earn Out Payment Amount scenarios using a variety of Actual Gross Profit Delta results.

c. Bonus
In the event that aggregate Earn Out Payment Amounts earned by Skae is equal to or exceeds $1,847,841, Company shall pay Skae an earn out bonus payment (a "Bonus") in the amount of $500,000, due and payable on the second Earn Out Payment Date.

d. Board Determination of Payments
The Board of Directors (the "Board"), with Skae abstaining, shall determine the composition of each Earn Out Payment and Bonus, if any. If the Board elects to convert all or part of any Earn Out Payment Amount due on such Earn Out Payment Date from cash into Shares, the shares shall be issued at a conversion price equal to the average of the last sale price for the five (5) days prior to the Earn Out Payment Date, provided, however, that the conversion prices set forth above shall be ratably adjusted to take into account any stock splits, reverse stock splits, consolidations or other similar actions taken by Company with respect to its outstanding capital stock.

e. Payment Method
Each Earn Out Payment and Bonus, if any, shall be paid by delivery from Company to Skae, or his assignee, of certificates representing any amount of Shares which the Board has elected to distribute pursuant to Section (d) and, in respect of any remaining balance of such Earn Out Payment, a promissory note in a form reasonably satisfactory to Skae, or his assignee, with interest payable at the Prime Rate of CitiBank plus two percent (2%) calculated on the basis of a 360 day year and:

(i) in respect of any Earn Out Payment relating to the First Reference Year, payment in four (4) equal quarterly installments commencing on the date which is three (3) months after the applicable Earn Out Payment Date;
(ii) in respect of any Earn Out Payment relating to the Second Reference Year, payment in four
(4) equal quarterly installments commencing on the date which is three (3) months after themapplicable Earn Out Payment Date; and
(iii) in respect of any Bonus, payment in four (4) equal quarterly installments commencing on the date which is three (3) months after the applicable Earn Out Payment Date.
(iv) in respect of any Deferred Payment, payment in four (4) equal quarterly installments commencing on the date which is three (3) months after the effective date hereof.

f. Audit
Upon the written request of Skae provided to Company no later than ten (10) business days following delivery of an Earn Out Notice to Skae, Company shall permit an independent certified public accounting firm of recognized standing selected by Skae to have access during normal business hours and for a period not exceeding ten (10) business days to such of the records of Company as may be reasonably necessary to verify the accuracy of Company's compliance with this Section (f) (the "Audit Right"). The fees charged by such accounting firm shall be paid by Skae, except to the extent of an error greater than seven (7%) percent in which case Company shall reimburse Skae for the reasonable fees and expenses of such audit. If such accounting firm concludes that the amount contained in any Earn Out Notice made to Skae was incorrect, then, within ten (10) days of the date Skae delivers to Company such accounting firm's written report so concluding, Company or Skae, as applicable, shall remit such payment to the other party, together with interest from the date on which such unpaid amount was so payable at the rate per annum (adjusted quarterly) equal to the "prime rate" of CitiBank as reported by The Wall Street Journal, such rate being based on corporate loans posted by at least seventy five percent (75%) of the nation's thirty (30) largest banks. The Audit Right may be exercised once each year. Upon expiration of this ten (10) day period without exercise of the Audit Right, the applicable Earn Out Payment provided by Company shall be deemed correct. Skae's accountant is not permitted to disclose to Skae any confidential information of the Company and must execute a non-disclosure agreement to the reasonable satisfaction of Company. Skae's accountant may only report whether or not there is a discrepancy in the calculation of the applicable Earn Out Payment and the dollar value of such discrepancy.

g. Offset
The Company shall be entitled to offset against any Earn Out Payment (i) any indemnification payments to which the Company becomes entitled pursuant to Section 9 of the Agreement, and (ii) any payments owed by Skae to Company in respect of proration of Taxes pursuant to Section 7.5(c) of the Agreement that were not previously paid by Skae; provided, however, that such offset right shall terminate with respect Earn Out Payments earned in any Reference Year three (3) months after the Earn Out Payment Date applicable to each such Earn Out Payment.

h. Breach
Notwithstanding anything to the contrary set forth in this Section, Skae shall not have the right to receive, and shall be deemed to have not earned, any Earn Out Payment in the event that Skae is then in material breach of Section 5.7 (Non-Competition) of the Agreement and such material breach, if reasonably capable of being cured, remains uncured thirty (30) days after Skae's receipt of written notice of such material breach from Company.

2. Effective Date. This Agreement shall become effective without further act as soon as the Company consummates an aggregate of at least $3,000,000 in financing in its current private placement of Series K Preferred Shares and including the face amount of the 12% OID Notes issued in September and October 2010.

3. Agreement Intact. The Agreement as modified by this Amendment, sets forth the Parties' entire understanding and agreement with respect to the subject matter hereof. Except as expressly modified by this Amendment, each and every term and condition set forth in the Agreement, and each Party's rights and obligations hereunder, shall remain in full force and effect. In the event of a conflict between any term or condition set forth in this Amendment and the Agreement, the terms and conditions of this Amendment shall govern and prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.

NEW LEAF BRANDS, INC.	BAYWOOD NEW LEAF ACQUISITION, INC.

By:	By:
Its:	Its:

SKAE BEVERAGE INTERNATIONAL, L.L.C	ERIC SKAE

By:	By:
Its:

EXHIBIT A

Two Year Summary	Earn-Out	Bonus	Total
High Payment	$2,771,762	$500,000	$3,271,762
Intended Pmt	$1,847,841	$500,000	$2,347,841
Low Payment	$923.921		$923,921

1/01/11 to 12/31/11			Pert" Vs Actual
			50%	75%	100%	125%	150%
Gross Profit Delta	3,628,945		1,764,473	2,646,709	3,528,945	4,411,181	5,293,418
Payment 23.6% of GPD	832,831		416,416	624,623	832,831	1,041,039	1,249,247

	High Payment		$1 249 24
	Intended Pmt		$832,831
	Low Payment		$416.416

1/01/12 to 12/31/12		PerfVs Actual
		50%	75%	100%	125%	150%
Gross Profit Delta	6,304,410	3.152.205	4.728.308	6.304,410	7.880,513	9,456,615
Payment 16.1% of GPD	1,015,010	507,505	761,258	1,015,010	1,268,763	1,522,515
	High Payment	$1,522,515
	Intended Pmt	$1,015,010
	Low Payment	$507.505

EXHIBIT I

Escrow Agreement

ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") made as of , by and among NEW LEAF BRANDS, INC., (the "Issuer") and HUDSON SECURITIES, INC. (the "Placement Agent"), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 17 Battery Place, 8th Floor, New York, NY 10004 (the "Escrow Agent").

WITNESSETH:

WHEREAS, the Issuer is offering to "accredited investors," on a "best efforts" basis, up to 200 shares of the Issuer's Series K 10% Convertible Preferred Stock ("Preferred Stock"), Series X Warrants ("Series X Warrants") to purchase up to 16,666,666 and 2/3 shares ("Series X Warrant Shares") of the Issuer's common stock, par value $.001 per share ("Common Stock"), at an exercise price of $.15 per share (the "Securities"), Series Y Warrants ("Series Y Warrants") to purchase up to 16,666,666 and 2/3 shares ("Series Y Warrant Shares") of the Issuer's Common Stock at an exercise price of $.15 per share (the "Securities") and Series Z Warrants ("Series Z Warrants", and together with the Series X Warrants and the Series Y Warrants, the "Warrants") to purchase up to 33,333,333 and 1/3 shares ("Series Z Warrant Shares", and together with the Series X Warrant Shares and the Series Y Warrant Shares, the "Warrant Shares") of the Issuer's Common Stock at an exercise price of $.15 per share (the "Securities"), to be sold in units of one share of Preferred Stock, a Series X Warrant to purchase 83,333 and 1/3 Warrant Shares, a Series Y Warrant to purchase 83,333 and 1/3 shares and a Series Z Warrant to purchase 166,666 and 2/3 shares (each a "Unit" and collectively, "Units"), at a purchase price of $25,000 per Unit (the "Offering") for a total Offering of up to $5,000,000 (the "Maximum Offering Amount"), with a minimum amount to close of $1,200,000 (the "Minimum Offering Amount").

WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the subscribers of the Securities (the "Investors") or the Placement Agent in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the "Bank") into which the subscription monies, which are received by the Escrow Agent from the Investors or the Placement Agent and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the "Information Sheet").

2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the "Commencement Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3 The "Offering Period," which shall be deemed to commence on the Commencement Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agent's and the Issuer's discretion (an "Extension Period") only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits to the Bank Account.

3.1 The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided however that "Cashiers" checks and "Money Orders" must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "CST&T New Leaf Brands, Inc. Escrow Account." Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name address, tax identification number and the number of shares/units. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent's regular business hours.

3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund."

3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.

3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser.

4. Disbursement from the Bank Account.

4.1 If by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2 If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions.

4.3 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Placement Agent and the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1 The Issuer and the Placement Agent (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name
Title

HUDSON SECURITIES INC. ("Placement Agent")

By:
Name
Title

NEW LEAF BRANDS, INC. ("Issuer")

By:
Name
Title

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer Name: New Leaf Brands, Inc. (as defined in the preamble, the "Issuer") Address: One DeWolf Road, Old Tappan, NJ 07675, Attention: Chief Executive Officer

Tax Identification Number: 77-0125664

2.	The Placement Agent Name: Hudson Securities, Inc. (as defined in the preamble, "Placement Agent") Address: 111 Town Square Place, Suite 1500A, Jersey City, NJ 07310, Attention: Andrew E. Lewin, Esq.

3.	The Securities
Description of the Securities to be offered: Up to 200 shares of the Issuer's Series K 10% Convertible Preferred Stock, Series X Warrants to purchase up to 16,666,666 and 2/3 Warrant Shares at an exercise price of $.15 per share, Series Y Warrants to purchase up to 16,666,666 and 2/3 Warrant Shares at an exercise price of $.15 per share and Series Z Warrants to purchase up to 33,333,333 and 1/3 Warrant Shares at an exercise price of $.15 per share.

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $1,200,000

5.	Plan of Distribution of the Securities Initial Offering Period: Through ____________________.

6.	Title of Escrow Account: "CST&T AAF New Leaf Brands, Inc."

7.	Escrow Agent Fees and Charges
$2,500: $1250.00 payable at signing of the Escrow Agreement, plus $1250.00 prior to the Closing. A fee of $500 will be payable for document review services related to each amendment to the Escrow Agreement and a $250 charge for each approved extension of the Termination Date. In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing. Should the Escrow Agent continue for more than one year, the Escrow Agent shall receive a fee of $500.00 per month, or any portion thereof, payable in advance on the first business day of each month.

Distribution charges: $10.00 per check $50.00 per wire $50.00 per check returned (NSF) check $50.00 lost check replacement fee